                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               CVB FINANCIAL CORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
                               CVB FINANCIAL CORP.
                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 1998


     TO OUR SHAREHOLDERS:

     The 1998 Annual Meeting of Shareholders of CVB Financial Corp. will be held at the Double Tree Hotel, 222 North Vineyard, Ontario, California 91764 on Wednesday, May 20, 1998 at 7:00 p.m. local time.

     At our meeting, we will ask you to act on the following matters:

     1. ELECTION OF DIRECTORS. Elect seven persons to the Board of Directors to serve for a term of one year. The following seven persons are the nominees:

           George A. Borba              Charles M. Magistro
           John A. Borba                James C. Seley
           Ronald O. Kruse              D. Linn Wiley
           John J. LoPorto

     2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. Ratify the appointment of Deloitte & Touche as independent public accountants for 1998.

     3. OTHER BUSINESS. Transact any other business which properly comes before the meeting.

     Our Bylaws provide for the nomination of directors in the following manner:

     "Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days' notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee."

     If you were a shareholder of record at the close of business on April 1, 1998, you may vote at the meeting or at any postponement or adjournment of the meeting.

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                        By Order of the Board of Directors




                                        DONNA MARCHESI
                                        Corporate Secretary


Dated:  April 13, 1998

                               PROXY STATEMENT FOR
                               CVB FINANCIAL CORP.
                        701 NORTH HAVEN AVENUE, SUITE 350
                            ONTARIO, CALIFORNIA 91764
                                 (909) 980-4030


     This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 20, 1998 beginning at 7:00 p.m., local time, at the Double Tree Hotel, 222 North Vineyard, Ontario, California, 91764, and at any postponements or adjournments of the meeting.

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors is soliciting your vote at the 1998 Annual Meeting of Shareholders.

     This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about April 13, 1998 to all shareholders entitled to vote. The record date for those entitled to vote is April 1, 1998. On April 1, 1998, there were 15,016,958 shares of our common stock outstanding. The common stock is our only class of stock outstanding. We are also sending along with this Proxy Statement, the Company's 1997 Annual Report which includes our financial statements.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     o    "FOR" the election of all seven nominees for director, and

     o "FOR" ratification of the appointment of Deloitte & Touche as independent accountants for 1998.

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this Proxy Statement.

HOW MANY VOTES DO I HAVE?

     Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. In the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee's(s') name(s) have properly been placed in nomination, and you have given notice at the meeting prior to the actual voting of your intention to vote your shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DO I VOTE IN PERSON?

     If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement and letter from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on April 1, 1998, the record date for voting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies which are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?

     The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. In order to ratify the selection of independent accountants, the accountants must receive the affirmative vote of a majority of the votes represented and voting at the annual meeting which also must be at least a majority of the required quorum. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

WHAT ARE THE COSTS OF SOLICITATION OF PROXIES?

     The Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies.


                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S COMMON STOCK?

     The following table shows the beneficial ownership of common stock as of April 1, 1998 by each person we know to be the beneficial owner of more than five percent of the outstanding shares of common stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own the Company's common stock not only if you hold it directly, but also if you indirectly (through a relationship, contract or understanding) have (or share) the power to vote the stock, to sell it or you have the right to acquire it within 60 days of April 1, 1998:

         NAME                       ADDRESS                          COMMON STOCK
         ----                       -------                       BENEFICIALLY OWNED
                                                                  ------------------
                                                                NUMBER              PERCENT
                                                               OF SHARES           OF CLASS
                                                               ---------           --------
George A. Borba          701 N. Haven Avenue                   2,558,166             16.97
                         Ontario, CA  91764

Charles M. Magistro      701 N. Haven Avenue                   1,078,499              7.16
                         Ontario, CA  91764

John Vander Schaaf       500 Wells Lane                          983,823             6.53
                         Ripon, CA  95366


HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND OFFICERS OWN?

     The following table shows the beneficial ownership of the Company's common stock as of April 1, 1998 by (i) our President and Chief Executive Officer; (ii) our four most highly compensated executive officers in 1997; (iii) each director and nominee for director and (iv) by all directors and executive officers as a group.

                                                                        COMMON STOCK
                                                                      BENEFICIALLY OWNED
                                                                      ------------------
                                                                  NUMBER               PERCENT
           NAME                                                 OF SHARES(1)          OF CLASS(2)
           ----                                                 ------------          -----------
George A. Borba(3)
   Chairman of the Board and Nominee                             2,558,166                16.97
John A. Borba(3)
   Director and Nominee                                            593,360                 3.94
Ronald O. Kruse(3)
   Director and Nominee                                            440,298                 2.92
John J. LoPorto(3)(4)
   Director and Nominee                                            372,062                 2.47
Charles M. Magistro(3)
   Director and Nominee                                          1,078,497                 7.15
James C. Seley(5)
   Director and Nominee                                             13,586                   *
D. Linn Wiley, President, Chief
   Executive Officer, Director and
   Nominee(6)                                                      317,806                 2.01
Frank Basirico, Executive
   Vice President(7)                                                10,084                   *
Jay W. Coleman, Executive
   Vice President(8)                                               103,992                   *
Edwin Pomplun, Executive
   Vice President(9)                                                 4,800                   *
      Robert J. Schurheck, Former Executive Vice President
         and Chief Financial Officer                                71,166                   *
      Current Directors and Executive Officers
         (13 persons)(10)                                        5,493,651                35.27

------------------

*    Less than 1%.

1/ Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power with respect to the shares listed.

2/ The percentage for each of these persons or group is based upon the total number of shares of the Company's Common Stock outstanding as of the Record Date plus the shares which the respective individual or group has the right to acquire within 60 days after April 1, 1998 by the exercise of stock options.

3/ Includes 60,395 shares which each individual can acquire within 60 days after April 1, 1998 by the exercise of stock options.

4/ Includes 1,557 shares held by Mr. LoPorto as custodian for his grandchildren.

5/ Includes 12,079 shares which Mr. Seley can acquire within 60 days after April 1, 1998 by the exercise of stock options.

6/ Includes 124,546 shares which Mr. Wiley can acquire within 60 days after April 1, 1998 by the exercise of stock options.

(footnotes continued on next page)

7/ Represents 10,084 shares which Mr. Basirico can acquire within 60 days after April 1, 1998 by the exercise of stock options.

8/ Represents 103,992 shares which Mr. Coleman can acquire within 60 days after April 1, 1998 by the exercise of stock options.

9/ Includes 3,300 shares which Mr. Pomplun can acquire within 60 days after April 1, 1998 by the exercise of stock options.

10/ Includes 555,976 shares which members of the group can acquire within 60 days after April 1, 1998 by the exercise of stock options.


                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECTION OF DIRECTORS

     We have nominated seven directors for election at the annual meeting, which is the number of slots fixed for the election of directors.

     We will nominate the persons named below, all of whom are present members of the Board of Directors of the Company, for election to serve until the 1999 Annual Meeting of Shareholders. Each of these persons is also a member of the Board of Directors of the Company's principal subsidiary, Citizens Business Bank. The Board will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected.

THE NOMINEES

The directors standing for reelection are:

                                               Principal                      Year First
                                               Occupation                     Elected or
                                                For Past                      Appointed
Name and Position                              Five Years             Age     a Director
-----------------                              ----------             ---     ----------
George A. Borba 1/                    Dairy Farmer, George Borba      65         1981
  Chairman of the Board               & Son Dairy

John A. Borba 1/                      Dairy Farmer, John Borba &      70         1981
  Director                            Sons

Ronald O. Kruse                       Chairman, Kruse Investment      59         1981
Vice Chairman of the Board and        Co., Inc.2/
Director

John J. LoPorto                       Investor                        65         1981
  Director

Charles M. Magistro                   Physical Therapy Consultant     73         1981
Vice Chairman of the Board and
Director

James C. Seley                        Trustee, Seley Family Trust     56         1996
  Director

D. Linn Wiley                         President and Chief             59         1991
President, Chief Executive Officer    Executive Officer, CVB
and Director                          Financial Corp. and
                                      Citizens Business Bank

----------
1/   George A. Borba and John A. Borba are brothers.

2/ Prior to joining Kruse Investment Co., Inc., Mr. Kruse was Chairman of O.H. Kruse Grain & Milling from 1974 through August 31, 1995.


THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors oversees the business and affairs of the Company. The Board also has nine standing committees including an Audit Committee, a Personnel Committee and a Stock Option Committee all of which, except for the Stock Option Committee, are also committees of the Bank. The Board does not have a nominating committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the bylaws and in the Notice of Annual Meeting of Shareholders.

THE AUDIT COMMITTEE

     In 1997 John Borba chaired the Audit Committee, which held twelve meetings in 1997. Messrs. R. Kruse, J. LoPorto, and J. Seley are also members of this committee. The purpose of the Audit Committee, among other things, is to direct the activities of the external auditors of the Bank to fulfill the legal and technical requirements necessary to adequately protect the directors, shareholders and employees of the Company and the Bank. The Audit

Committee also recommends to the Board of Directors the appointment of independent accountants and makes certain that the external auditors have the necessary freedom and independence to freely examine all the Bank records.

THE PERSONNEL COMMITTEE

     In 1997, Mr. Charles Magistro chaired the Personnel Committee, which held three meetings during 1997. Messrs. G. Borba, J. Borba, R. Kruse, J. Seley and D.L. Wiley are also members of this committee. This committee approves issues related to the compensation of the officers and employees of the Bank.

THE STOCK OPTION COMMITTEE

     In 1997 Mr. George Borba chaired the Stock Option Committee of the Company, which held five meetings during 1997. Messrs. J. Borba, R. Kruse, J. LoPorto, C. Magistro, and J. Seley are also members of this committee. The Stock Option Committee administers the Company's stock option plan, including making all decisions regarding the grant of options.

THE NUMBER OF MEETINGS ATTENDED

     During 1997, the Board of Directors held 12 meetings, and the Board of Directors of the Bank held 12 meetings. All of the directors of the Company and the Bank during 1997 attended at least 75% of the aggregate of (i) the total number of such Company and Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of the Company or Bank on which he served during 1997.


                             EXECUTIVE COMPENSATION

HOW DO WE COMPENSATE DIRECTORS?

     We compensate directors of the Company and the Bank with a fee for attendance at Board and committee meetings. Each director received $3,068 per month for Board and Committee meetings, except for the Chairman of the Board (Mr. George Borba) and one Vice Chairman of the Board (Charles Magistro) who each received $8,763 and $5,843, per month for attendance such meetings. Mr. Wiley does not receive any fees for serving as a director of the Company or the Bank. The Company paid a total of $322,536 in 1997 as directors' fees. Pursuant to the Company's option plan, each of the Company's non-employee directors, except for Mr. Seley, has received options to purchase a total of 60,397 shares of the Company's common stock. These options were granted over a five-year period after each non-employee director completed a year of service with the Company. Mr. Seley is entitled to the same benefit under the Company's option plan as he completes his first five years of service with the Company. In addition, the Company pays a health insurance premium for each of the Company's non-employee directors. In 1997, the premium averaged approximately $5,000 for each non-employee director.

HOW DO WE COMPENSATE EXECUTIVE OFFICERS?

     Summary of Cash and Certain Other Compensation

     The tables on pages 8-10 show salaries and bonuses paid during the last three years, options granted in fiscal 1997 and 1997 fiscal year-end option values for our Chief Executive Officer and our next four most highly compensated executive officers (collectively, the "Named Executives"). We have provided information for Mr. Robert Schurheck who retired as Executive Vice President and Chief Financial Officer from the Company and the Bank on February 28, 1998.

                           SUMMARY COMPENSATION TABLE
                                                                                            Long-Term
                                                                                           Compensation
                                                                                           ------------
                                                          Annual Compensation                Awards
                                                 ----------------------------------------- ------------
                                                                          Other Annual                     All Other
     Name and Principal Position         Year    Salary($)     Bonus($) Compensation($)(1)   Options(2)  Compensation($)(3)
--------------------------------------- -------- ----------    -------- ------------------   ----------  ------------------
D. LINN WILEY                            1997     751,522(4)    224,475         --                   --      12,000
President and Chief Executive Officer    1996     628,179(4)    204,750         --                   --      12,000
                                         1995     516,357(4)    187,680         --                6,261      11,996

FRANK BASIRICO                           1997     135,000        40,500         --                   --       7,769
Executive Vice President and Senior      1996     125,000         7,500         --               33,000       6,651
Loan Officer of the Bank                 1995      83,137         3,088         --                   --       6,651

JAY W. COLEMAN                           1997     153,500        46,050         --                   --      12,000
Executive Vice President of Sales and    1996     147,500        33,188         --                   --      12,000
Service Division of the Bank             1995     140,000        30,450         --               12,268      11,996

EDWIN POMPLUN                            1997     115,000        31,913         --                9,750
Executive Vice President and Trust       1996     110,000        20,350         --                8,250         0
Division Manager of the Bank             1995       N/A             N/A         N/A                 N/A        N/A

ROBERT J. SCHURHECK                      1997     151,000        57,758         --                   --      12,000
Chief Financial Officer of the           1996     145,000        40,238         --                   --      12,000
Company and Executive Vice               1995     135,000        36,450         --               12,268      11,996
President/Chief Financial Officer of
the Bank

---------------------

(1) The amount of the aggregate of the other annual compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the particular executive officer.

(2) Represents stock options we granted, retroactively adjusted, as appropriate, for the 10% stock dividends paid in January 1997 and January 1996, and for our three for two stock split paid in January, 1998.

(3) Represents amounts the Bank contributed to the Profit Sharing Plan and allocated to the Named Executives' vested or unvested account under such plan.

(4)  Includes $386,522 for 1997, $278,179 for 1996, and $176,357 for 1995 that represents the dollar value of 16,105 shares of Common Stock, 14,641 shares of Common Stock, and 13,310 shares of Common Stock we granted to Mr. Wiley pursuant to his employment agreement. See "DIRECTORS AND EXECUTIVE OFFICERS--Compensation of Executive Officers and Directors--Employment Agreements and Termination of Employment Arrangements."

Stock Options

     The following table provides information with respect to the Named Executives concerning the grant of options during 1997. We have retroactively updated the share numbers in this table to take into account the 3 for 2 stock split we paid on January 21, 1998.


                              OPTION GRANTS IN 1997
                                                                           Potential
                                                                          Realizable
                                                                       Value at Assumed
                                                                        Annual Rates of
                                                                          Stock Price
                                                                          Appreciation
                         Individual Grants                               for Option Term
                         -----------------                               ---------------
      (a)               (b)             (c)         (d)        (e)       (f)      (g)

                     Number of     Percent of
                    Securities       Total
                    Underlying      Options    Exercise
                      Options       Granted     or Base
                      Granted     to Employees   Price    Expiration
       Name           (#)(1)        in 1997     ($/Sh)(1)    Date         5%($)   10%($)
       ----         ----------    ------------  --------- ----------    -------  --------
Edwin Pomplun            9,750        30%         15.75     8-20-07     $96,575  $244,739

----------
(1) Retroactively adjusted for the three for two stock split we paid on January 21, 1998.

Option Exercises and Holdings

     The following table provides information with respect to the Named Executives concerning their exercise of options during the 1997 fiscal year. We have retroactively updated the share numbers in this table to take into account the 3 for 2 stock split we paid on January 21, 1998.


               AGGREGATED OPTION(1) EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR-END OPTION VALUES



                                                        Number of Unexercised       Value of Unexercised
                          Shares                         Options at 12/31/97      In-the-Money Options at
                         Acquired                               (#)(2)                12/31/97 ($)(3)
                       on Exercise    Value Realized  ---------------------------  --------------------------
    Name                   (#)              ($)       Exercisable  Unexercisable  Exercisable  Unexercisable
--------------------  --------------- --------------  -----------   ------------  ------------ -------------
D. Linn Wiley               --              --          123,293        3,758       $    2,619     $ 64,015
Frank Basirico              --              --            9,721       29,087          150,402      435,084
Jay W. Coleman              --              --          101,547        7,362        2,270,158      125,424
Edwin Pomplun               --              --            1,650       16,350           26,208      104,830
Robert J. Schurheck         --              --           50,388        7,362        1,053,704      125,424

----------
(1) We have no plans pursuant to which stock appreciation rights may be granted.
(2) Retroactively adjusted for the three for two stock split we paid on January 21, 1998.
(3) Value of unexercised "in-the-money" options is the difference between the fair market value of the securities underlying the options and the exercise or base price of the options as of December 31, 1997.


EMPLOYMENT AGREEMENT WITH OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

     On August 8, 1991, we entered into an employment agreement with Mr. Wiley which sets forth his compensation as President and Chief Executive Officer of the Company and the Bank. The agreement provides for an annual base salary of at least $300,000. The agreement further provides for Mr. Wiley to receive an annual bonus of $200,000 for each year after 1991, although Mr. Wiley's actual bonus may be more or less than $200,000 depending on the attainment of certain performance goals. In addition, as compensation for each full year of service, the agreement provides that Mr. Wiley will receive an unrestricted, fully vested and non-forfeitable Common Stock grant, together with certain additional cash compensation, on August 21 of each year commencing with August 21, 1992. The number of shares to be granted each year is as follows (subject to standard anti-dilution adjustments including the 10% stock dividend paid by the Company in January 1993, January 1994, January 1995, January 1996 and January 1997):
10,000 shares in 1992, 20,000 shares in 1993, 20,000 shares in 1994, 10,000 shares in 1995, 10,000 shares in 1996 and 10,000 shares in 1997. In the event there is a change in control of the Company, or Mr. Wiley is terminated for any reason, other than for cause, he is entitled to receive a sum equal to one year's base salary at the rate being paid to him at the time he is terminated, unless he accepts employment with the acquiring company. Additionally, the agreement provides for certain other benefits, including the grant of an option to purchase 50,000 shares of Common Stock (which was made in 1991) at an exercise price equal to the fair market value of such stock on the date of grant, use of an automobile, a country club membership, participation in the Bank's Profit Sharing Plan and medical and life insurance benefits.

SEVERANCE COMPENSATION AGREEMENTS WITH CERTAIN OTHER EXECUTIVE OFFICERS

     In September 1996, the Bank entered into severance compensation agreements with each of the Named Executives, except for Mr. Wiley. These agreements provide that in the event that a "Change of Control," as described below, occurs during the executive's employment and (i) the executive's employment is terminated by the Company or the Bank or any successor, other than for cause, within one year of the completion of such Change of Control, or (ii) the executive terminates or resigns employment for Good Reason, as described below, within one year of the completion of a Change in Control, the executive shall receive an amount equal to the executive's annual base compensation for the last calendar year immediately preceding the Change in Control. This amount will be paid in a lump sum within five days after the effective date of termination of the executive's employment.

     "Change in Control" occurs if, among other things,:

     (i) any person or group, other than a director of officer serving since September 1996, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition) ownership of stock of the Company or the Bank possessing more than 50% of the total voting power of the Company's or the Bank's stock;

     (ii) a majority of the members of the Company's or the Bank's directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's or the Bank's board prior to the date of the appointment or election;

     (iii) a merger occurs where the holders of the Bank's or the Company's voting stock immediately prior to the effective date of such merger own less than 50% of the voting stock of the entity surviving such merger; or

     (iv) any one person or group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets from the Bank that have a total fair market value greater than 50% of the total fair market value of all of the Bank's assets immediately before the acquisition or acquisitions. A transfer of assets will not be treated as a change in the ownership of such assets if the assets are transferred to:

          (A) an entity, 50% or more of the total value or voting power of which is owned directly or indirectly by the Company or the Bank;

          (B) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company or the Bank; or

          (C) an entity, at least 50% of the total value or voting power is owned, directly or indirectly by a person who owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Bank.

     "Good Reason" includes (i) the executive's then current level of annual base salary or employee benefit coverage is reduced; (ii) the executive suffers a material diminution in, among others, title, authority or responsibilities; or
(iii) the executive's principal business office is relocated by more than fifty miles from its existing location.

REPORT ON EXECUTIVE COMPENSATION

     The Report of the Personnel Committee and the Stock Option Committee should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.

                        REPORT OF THE PERSONNEL COMMITTEE
                         AND THE STOCK OPTION COMMITTEE


WHAT IS THE COMPANY'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Company has adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

     There are three principal components of the executive compensation program. They include base salary compensation, bonus compensation (performance compensation) and long-term incentive compensation.

BASE SALARY

     For 1997, we determined the base salary compensation for each of the Company's executive officers. This includes the Named Executives, other than Mr. Wiley. We first established a range of base salary compensation for each executive. The salary range is based on the California Bankers Association salary survey and other salary information and considerations. We placed the mid-point of the base salary range at the higher end of the average base salary range of other California financial institutions of comparable size. This reflects our willingness to pay a higher base salary than our competitors to attract and retain highly qualified executives and employees.

     We predicate the base salary on the executive's ability, experience and past and potential performance and contribution to the Company. Furthermore, we establish the base salary so that we will have the ability to increase these base salaries within the salary ranges in future years based on the executive's performance. The full Board of Directors approved both the salary range and the actual base salary for each executive officer.

     We will evaluate and adjust the range of each executive's base salary, if appropriate, in subsequent years, based on future salary surveys, comparable salary information and other considerations. Base salary adjustments for each executive will be predicated primarily on performance and the executive's position in the base salary range. We conduct performance evaluations at least annually. We base the evaluations on results achieved. These results are measured against specific performance standards established at the beginning or during the course of the year. For example, a branch manager would have performance objectives and standards based on, among other things, deposit growth, fee income, expense control and net earnings.

BONUS

     We base bonus compensation on the Bank's return on equity and other specific performance criteria. The Bank must achieve a minimum return on equity for anyone to be eligible for a bonus. This criterion provided for a minimum return on average equity of 15% for 1997. The Bank's actual return on average equity for 1997 was 18.87%. The individual performance objectives and standards relate to specific results where the executive has substantial influence and accountability. The full Board of Directors approved all executive officers' bonuses for service during 1997.

WHAT KIND OF LONG-TERM INCENTIVE COMPENSATION DOES THE COMPANY OFFER?

     We have two compensation plans that provide long-term incentives for our executive officers. They include a Stock Option Plan and a Profit Sharing Plan.

     The Stock Option Plan aligns the interests of key employees, including the Named Executives, with those of our shareholders. We provide these employees with an incentive to achieve superior performance by granting them long-term options to purchase Company Common Stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant. The Stock Option Committee administers the Stock Option Plan. This committee has the authority to select the key employees eligible for the stock options and the number of options they will receive. The members of the Stock Option Committee do not utilize any performance goals in determining the number of options to be granted, nor do they consider the number of options previously granted to an executive officer. Rather, the members base the award of stock options on their own analysis of that employee's contribution to the Company, including an assessment of the employee's responsibilities, as well as the employee's commitment to the Company's future. Last year, the Company's shareholders approved an amendment to the Stock Option Plan as a result of the enactment of
Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. Stock options awarded under the Option Plan now qualify for exclusion under Section 162(m) of the Code as performance-based compensation.

     The Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including Named Executives. It also has death and disability features. Employees become eligible upon completing at least one year of service. Annual contributions are made solely by the Company. These contributions are entirely discretionary, and are approved by the Board of Directors based on the Company's earnings. For 1997, the Company contributed $1,021,248, or 8% of total employee base salary and bonus, to the Profit Sharing Plan. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus. Plan participants become fully vested in these amounts upon reaching seven years of service.

HOW DO WE COMPENSATE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER?

     Mr. Wiley, the President and Chief Executive Officer of the Company and the Bank, received compensation for his services during 1997 based primarily upon his rights under his employment agreement with the Company and the Bank. We discuss this contract under the heading "Employment Agreement with Our President and Chief Executive Officer." Mr. Wiley is also eligible to receive a discretionary annual bonus pursuant to his employment agreement. We base his bonus on specific performance achievements as outlined above for other executive officers. Mr. Wiley may receive a bonus of up to and including 83% of his base salary under this plan. He received an annual bonus of $224,475, or 61.5% of base salary, for his services in 1997. This bonus was predicated on return on average equity, deposit growth, noninterest expense control, loan delinquencies, net loan losses and staff turnover. In addition to the benefits his employment agreement provides, Mr. Wiley is an eligible participant in the Company's Profit Sharing Plan. He received an unvested allocation of $12,000 for 1997. This represents his proportionate share of the aggregate employer contribution authorized by the Board of Directors for 1997.

Dated:  April 1, 1998
                                        THE PERSONNEL COMMITTEE

                                        GEORGE A. BORBA
                                        JOHN A. BORBA
                                        RONALD O. KRUSE
                                        CHARLES M. MAGISTRO
                                        JAMES C. SELEY
                                        D. LINN WILEY

                                        THE STOCK OPTION COMMITTEE

                                        GEORGE A. BORBA
                                        JOHN A. BORBA
                                        RONALD O. KRUSE
                                        JOHN J. LoPORTO
                                        CHARLES M. MAGISTRO
                                        JAMES C. SELEY

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Personnel Committee or the Stock Option Committee during 1997 has ever been an officer or employee of the Company or any of its subsidiaries, except for Mr. Wiley, who is the President and Chief Executive Officer of the Company and the Bank and a member of the Personnel Committee, and Mr. George Borba, who is the Chairman of the Board of the Company and the Bank and a member of both the Personnel Committee and the Stock Option Committee. The Personnel Committee made all decisions regarding compensation of executive officers during 1997, other than those related to stock options or the base salary of Mr. Wiley.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return (stock price appreciation plus reinvested dividends) on Common Stock with (i) the cumulative total return of the American Stock Exchange market index, and (ii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the "Pacific States," which are Alaska, California, Hawaii, Oregon and Washington (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.



                                 [GRAPH OMITTED]



         Fiscal Years Ended December 31, 1992 Through December 31, 1997

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                                     FISCAL YEAR ENDING
----------------------------------------------------------------------------------------------
                                          1993        1994        1995       1996        1997
CVB Financial Corp.          100         150.34      196.90      189.55     295.33      585.63
Industry Index               100         128.89      126.39      153.71     218.62      237.93
AMEX Market Index            100         118.81      104.95      135.28     142.74      171.76

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the directors and executive officers of the Company and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of its business during 1997, and the Bank expects to have such banking transactions in the future. The Bank made all of these loans and commitments on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness. In our opinion, these transactions did not involve more than a normal risk of collectibility or present other unfavorable features.


DID DIRECTORS AND OFFICERS COMPLY WITH THEIR SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE REQUIREMENTS IN 1997?

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. The SEC requires executive officers, directors and greater than ten-percent shareholders to furnish to us copies of all Section 16(a) forms they file.

     Based solely on our review of these reports and of certifications furnished to us, we believe that during the fiscal year ended December 31, 1997 all executive officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for Mr. Pomplun who filed two Forms 4 late each relating to one transaction.

       THE BOARD RECOMMENDS A VOTE "FOR" ALL SEVEN NOMINEES FOR DIRECTOR.


                                   PROPOSAL 2
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have appointed Deloitte & Touche as independent public accountants for the year ending December 31, 1998. The Audit Committee recommended the appointment of Deloitte & Touche to the Board. Deloitte & Touche, who performed audit services for the Company in 1997, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1986. Deloitte & Touche performed all of its services in 1997 at customary rates and terms. Representatives of Deloitte & Touche will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

     If you do not ratify the selection of independent accountants, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of the Company and our shareholders.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF
                                THE SELECTION OF
                 DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT
                              ACCOUNTANTS FOR 1998.

                                  ANNUAL REPORT

     Together with this Proxy Statement, CVB Financial Corporation has distributed to each of its shareholders an annual report, including the Company's Form 10-K, for the year ended December 31, 1997. The Company's Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche, the Company's independent public accountants.

     UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO DONNA MARCHESI, SECRETARY OF THE COMPANY, AT 701 NORTH HAVEN AVENUE, SUITE 350, ONTARIO, CALIFORNIA 91764, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934.


                            PROPOSALS OF SHAREHOLDERS

     If you wish to submit a proposal for consideration at the Company's 1999 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934. To be eligible for inclusion, the Company's Corporate Secretary must receive your proposals no later than December 14, 1998.


Dated:  April 13, 1998                  CVB FINANCIAL CORP.



                                        By
                                           -------------------------------------
                                           D. Linn Wiley
                                           President and Chief Executive Officer

                                                                                                                 Please mark
                                                                                                               your votes as
                                                                                                                indicated in   [X]
                                                                                                                this example
                             FOR all nominees                    WITHHOLD
                         listed below (except as                AUTHORITY
                    indicated to the contrary below).        to vote for all
                 Discretionary authority to control the          nominees
                      votes is granted to the Board.           listed below
                                   [ ]                             [ ]



1. ELECTION OF DIRECTORS.                                                 3. OTHER BUSINESS: In their discretion, the Proxies are
                                                                             authorized to vote upon such other business as may
   Nominees: George A. Borba, John A. Borba,                                 properly come before the Meeting and at any and all
             Ronald O. Kruse, John J. LoPorto,                               adjournments thereof. IF ANY OTHER MATTER IS
             Charles M. Magistro, James C. Seley and D. Linn Wiley.          PRESENTED, YOUR PROXY WILL VOTE IN ACCORDANCE WITH
   INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual             THE RECOMMENDATION OF THE BOARD OF DIRECTORS, OR IF NO
   nominee(s) write that nominee's name in the space below.                  RECOMMENDATION IS GIVEN, IN THEIR OWN DISCRETION. The
                                                                             Board of Directors at present knows of no other
   _________________________________________________________________         business to be presented at the meeting.

2. RATIFICATION OF APPOINTMENT OF DELOITTE &                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
   TOUCHE as independent public accountants     FOR   AGAINST  ABSTAIN       ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF
   of the Company for the year ending           [ ]     [ ]      [ ]         DIRECTORS AND "FOR" RATIFICATION OF THE APPOINTMENT
   December 31, 1998.                                                        OF DELOITTE & TOUCHE. THE PROXY, WHEN PROPERLY
                                                                             EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION
                                                                             IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF
                                                                             DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND
                                                                             "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE &
                                                                             TOUCHE.

                                                                                        PLEASE SIGN AND DATE BELOW
                                                                               I/we hereby ratify and confirm all that said
                                                                             attorneys and proxies, or any of them, or their
                                                                             substitutes, shall lawfully do or cause to be done
                                                                             because of this proxy, and hereby revoke any and all
                                                                             proxies I/we have given before to vote at the meeting.
                                                                             I/we acknowledge receipt of the notice of Annual
                                                                             Meeting and the Proxy Statement which accompanies the
                                                                             notice.

Signed: _______________________________________ Signed: _______________________________________ Dated: ______________________, 1998
Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.
-----------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -

REVOCABLE PROXY

                              CVB FINANCIAL CORP.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

                THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint John A. Borba, John J. LoPorto and James C. Seley, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 1998 Annual Meeting of Shareholders of CVB FINANCIAL CORP, which will be held at the Double Tree Hotel, 222 North Vineyard, Ontario, California 91764, on Wednesday, May 20, 1998, at 7:00 p.m., and at any and all adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

                      PLEASE SIGN AND DATE ON REVERSE SIDE





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                             -FOLD AND DETACH HERE-